EXHIBIT 99.1

[LOGO] Triad	NEWS
HOSPITALS, INC.

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
Deborah Little	Patricia G. Ball
Investor Relations Coord. & Exec. Asst. to the CFO	Vice President, Marketing & PA
972-701-2259	972-789-2719

Triad Reports Second Quarter Results

Diluted EPS of $0.40 Excluding Favorable Settlement

DALLAS, TX (July 29, 2002) — Triad Hospitals, Inc. (the “Company” or “Triad”) (NYSE: TRI) today announced consolidated financial results for the three and six months ended June 30, 2002.

For the three months, the Company reported revenues of $867.2 million; earnings before interest, taxes, depreciation, amortization and certain other charges (“EBITDA”) of $131.6 million; net income of $32.8 million; and diluted earnings per share (“EPS”) of $0.44, including a $4.5 million pre-tax gain ($2.8 million after-tax) from a favorable litigation settlement.

Excluding the favorable settlement for the three months, the Company reported net income of $30.0 million and diluted EPS of $0.40. Revenues and EBITDA were unaffected by the favorable settlement.

On a same-facility basis for the three months, compared to the prior year period, revenues increased 10.6%, patient revenues increased 11.0%, patient revenue per adjusted admission increased 8.0%, adjusted admissions increased 2.7%, inpatient admissions increased 1.0% (2.1% excluding unprofitable services that the Company has closed since last year), and outpatient visits increased 2.5%.

Cash flow from operations for the three months totaled $139.2 million before cash interest and tax of $62.9 million, or $76.3 million after cash interest and tax, including the Company’s semi-annual payment of interest on its senior notes and its senior subordinated notes. The Company spent $75.0 million on capital expenditures for the three months.

For the six months, the Company reported revenues of $1,728.1 million; EBITDA of $275.8 million; net income of $73.2 million; and diluted EPS of $0.99, including a $4.5 million pre-tax gain ($2.8 million after-tax) from a favorable litigation settlement in the second quarter of 2002.

Excluding the favorable settlement for the six months, the Company reported net income of $70.4 million and diluted EPS of $0.95. Revenues and EBITDA were unaffected by the favorable settlement.

On a same-facility basis for the six months, compared to the prior year period, revenues increased 9.2%, patient revenues increased 9.6%, patient revenue per adjusted admission increased 6.8%, adjusted admissions increased 2.7%, inpatient admissions increased 1.4% (2.4% excluding unprofitable services that the Company has closed since last year), and outpatient visits increased 1.6%.

Cash flow from operations for the six months totaled $229.8 million before cash interest and tax of $74.2 million, or $155.6 million after cash interest and tax. The Company spent $148.0 million on capital expenditures for the six months.

At June 30, cash and equivalents were $18.0 million, long-term debt outstanding was $1,712.1 million, and shareholders’ equity totaled $1,864.3 million. During the quarter, the Company completed an amendment to its bank credit facility, giving it more flexibility to exploit potential strategic opportunities in the future. Subsequent to June 30, the Company acquired for $10.1 million in cash the assets of, and a 60% operating interest in, Willow Creek Women’s Hospital, a 30-bed hospital in Springdale, AR, complementing Triad’s existing market presence in northwest Arkansas.

“We have continued to generate operating results consistent with our near-term targets and remain on track to achieve our long-term financial objectives,” said Chairman and CEO, James D. Shelton. The Company reconfirmed the financial guidance it provided in a press release on April 23, 2002, except that it increased 2002 annual diluted EPS guidance to $1.74-1.78 to reflect second quarter results.

The Company will conduct a conference call at 9:30 am Eastern Time (8:30 am Central Time) tomorrow, July 30, to discuss its quarterly results. To listen to the call, please call 913-981-5507, conference code 438110. This conference call will be simulcast on the Internet via the Triad website at www.triadhospitals.com. A recorded replay of the call will be available for 14 days at 719-457-0820, conference code 438110.

Triad, through its affiliates, owns and manages hospitals and ambulatory surgery centers in small cities and selected larger urban markets. The Company has 48 hospitals (including one new hospital under construction) and 14 ambulatory surgery centers in 16 states with approximately 8,700 licensed beds. In addition, through its QHR subsidiary, the Company provides hospital management, consulting and advisory services to more than 200 independent community hospitals and health systems throughout the United States.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those related to market conditions and those detailed from time-to-time in the Company’s filings with the Securities and Exchange Commission, may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All references to “Company”, “Triad”, and “Triad Hospitals, Inc.” as used throughout this document refer to Triad Hospitals, Inc. and its affiliates.

Triad Hospitals, Inc.
Consolidated Statements of Operations
For the Periods Ended June 30, 2002 and 2001
Unaudited
(Dollars in millions, except earnings per share)

	For the three months ended
	2002		2001
	Amount	Percentage	Amount	Percentage
Revenues	$867.2	100.0%	$643.2	100.0%
Operating expenses:
Salaries and benefits	363.2	41.9%	278.1	43.2%
Reimbursable expenses	15.4	1.7%	10.6	1.7%
Supplies	137.1	15.8%	101.0	15.7%
Other operating expenses	159.6	18.4%	122.5	19.0%
Provision for doubtful accounts	65.9	7.6%	69.2	10.8%
Depreciation	39.3	4.5%	36.4	5.7%
Amortization (1)	1.5	0.2%	7.3	1.1%
Interest expense	34.5	4.0%	32.9	5.1%
Litigation settlement	(4.5)	(0.5%)	—	0.0%
ESOP expense	2.9	0.3%	2.1	0.3%
Gain on sale of assets	(0.3)	0.0%	—	0.0%

Total operating expenses	814.6	93.9%	660.1	102.6%

Income (loss) from operations before minority interests, equity in earnings and income taxes	52.6	6.1%	(16.9)	(2.6%)
Minority interests in earnings of consolidated entities	(3.8)	(0.4%)	(2.3)	(0.4%)
Equity in earnings of affiliates	5.6	0.6%	3.0	0.5%

Income (loss) from operations before income tax provision	54.4	6.3%	(16.2)	(2.5%)
Income tax provision	(21.6)	(2.5%)	(2.7)	(0.4%)

Income (loss) from operations	32.8	3.8%	(18.9)	(2.9%)
Extraordinary loss on retirement of debt, net of income tax benefit of $1.5 million	—	0.0%	(2.4)	(0.4%)

Net income (loss)	$32.8	3.8%	$(21.3)	(3.3%)

Income (loss) per common share:
Basic
Operations	$0.46		$(0.32)
Extraordinary loss on retirement of debt	—		(0.04)

Net	$0.46		$(0.36)

Diluted
Operations	$0.44		$(0.32)
Extraordinary loss on retirement of debt	—		(0.04)

Net	$0.44		$(0.36)

Shares used in earnings per share calculations	71,238,933		58,300,406
Shares used in diluted earnings per share calculations	74,966,297		58,300,406
EBITDA (2)	$131.6		$64.8
EBITDA margin (as % of revenues)	15.2%		10.1%

(1) Effective January 1, 2002, the Company has adopted Statement of Financial Accounting Standards 142, which eliminates goodwill amortization.
(2)    EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization, ESOP expense, gain on sale of assets, litigation settlement, and minority interests. EBITDA comprises:

Revenues	$867.2	100.0%	$643.2	100.0%
Less:
Salaries and benefits	363.2	41.9%	278.1	43.2%
Reimbursable expenses	15.4	1.7%	10.6	1.7%
Supplies	137.1	15.8%	101.0	15.7%
Other operating expenses	159.6	18.4%	122.5	19.0%
Provision for doubtful accounts	65.9	7.6%	69.2	10.8%
Equity in earnings of affiliates	(5.6)	(0.6%)	(3.0)	(0.5%)

EBITDA	$131.6	15.2%	$64.8	10.1%

Triad Hospitals, Inc.
Same-Facility Operating Data
Unaudited

	For the three months ended June 30,
	2002	2001	Change
Volume Statistics (1)

Hospitals	43	43	—
Licensed beds	7,580	7,532	48
Inpatient admissions	69,271	68,559	1.0%
Inpatient admissions excluding closed services (2)	69,239	67,830	2.1%
Average length of stay (days)	4.8	4.9	(2.0%)
Surgeries	98,369	94,570	4.0%
Outpatient visits (excluding outpatient surgeries)	836,458	816,776	2.4%
Outpatient visits (including outpatient surgeries)	908,539	886,409	2.5%
Adjusted patient days	579,539	576,432	0.5%
Adjusted admissions	119,640	116,465	2.7%

Rate Statistics

Patient revenue per adjusted patient day	$1,388.9	$1,258.3	10.4%
Patient revenue per adjusted admission	$6,727.9	$6,227.6	8.0%

Revenues (millions)

Patient revenues	$805.0	$725.3	11.0%
Non-patient revenues (3)	$62.2	$58.9	5.6%
Total revenues	$867.2	$784.2	10.6%

(1)
Statistics are pro forma to include multiple facilities acquired April 27, 2001. Statistics exclude hospitals sold or closed since January 1, 2001. Statistics also exclude 5 existing hospitals with 1,094 beds: one hospital under construction with 172 beds; two hospitals (with three ambulatory surgery centers) leased to others with 726 beds; one hospital owned 50% through a joint venture with 166 beds; and one hospital acquired July 1, 2002 with 30 beds. Statistics also exclude the Company’s QHR hospital management, consulting and advisory services subsidiary.

(2)	Inpatient admissions excluding closed services exclude unprofitable services that the Company has closed since January 1, 2001.

(3)
Non-patient revenues include revenues from the Company’s QHR hospital management, consulting and advisory services subsidiary; lease payments from two hospitals and three ambulatory surgery centers leased to others; and other sources.

Triad Hospitals, Inc.
Same-Facility Operating Data
Unaudited
	For the six months ended June 30,
	2002	2001	Change
Volume Statistics (1)

Hospitals	43	43	—
Licensed beds	7,580	7,532	48
Inpatient admissions	142,687	140,691	1.4%
Inpatient admissions excluding closed services (2)	142,344	139,002	2.4%
Average length of stay (days)	4.9	5.0	(2.0%)
Surgeries	190,836	186,050	2.6%
Outpatient visits (excluding outpatient surgeries)	1,669,135	1,644,738	1.5%
Outpatient visits (including outpatient surgeries)	1,808,906	1,781,067	1.6%
Adjusted patient days	1,185,593	1,171,904	1.2%
Adjusted admissions	242,027	235,705	2.7%

Rate Statistics

Patient revenue per adjusted patient day	$1,354.7	$1,250.1	8.4%
Patient revenue per adjusted admission	$6,636.2	$6,215.4	6.8%

Revenues (millions)

Patient revenues	$1,606.3	$1,465.0	9.6%
Non-patient revenues (3)	$121.8	$117.1	4.0%
Total revenues	$1,728.1	$1,582.1	9.2%

(1)
Statistics are pro forma to include multiple facilities acquired April 27, 2001. Statistics exclude hospitals sold or closed since January 1, 2001. Statistics also exclude 5 existing hospitals with 1,094 beds: one hospital under construction with 172 beds; two hospitals (with three ambulatory surgery centers) leased to others with 726 beds; one hospital owned 50% through a joint venture with 166 beds; and one hospital acquired July 1, 2002 with 30 beds. Statistics also exclude the Company’s QHR hospital management, consulting and advisory services subsidiary.

(2)	Inpatient admissions excluding closed services exclude unprofitable services that the Company has closed since January 1, 2001.

(3)
Non-patient revenues include revenues from the Company’s QHR hospital management, consulting and advisory services subsidiary; lease payments from two hospitals and three ambulatory surgery centers leased to others; and other sources.

Triad Hospitals, Inc.
Consolidated Statements of Operations
For the Periods Ended June 30, 2002 and 2001
Unaudited
(Dollars in millions, except earnings per share)

	For the six months ended
	2002		2001
	Amount	Percentage	Amount	Percentage
Revenues	$1,728.1	100.0%	$1,009.0	100.0%
Operating expenses:
Salaries and benefits	717.1	41.5%	422.0	41.8%
Reimbursable expenses	31.8	1.8%	10.6	1.1%
Supplies	270.6	15.7%	158.0	15.7%
Other operating expenses	315.0	18.2%	193.1	19.1%
Provision for doubtful accounts	129.5	7.5%	105.4	10.4%
Depreciation	78.4	4.5%	57.8	5.7%
Amortization (1)	3.3	0.2%	9.3	0.9%
Interest expense	67.3	3.9%	49.2	4.9%
Litigation settlement	(4.5)	(0.2%)	—	0.0%
ESOP expense	5.3	0.3%	4.4	0.4%
Gain on sale of assets	(1.9)	(0.1%)	(0.4)	0.0%

Total operating expenses	1,611.9	93.3%	1,009.4	100.0%

Income (loss) from operations before minority interests, equity in earnings and income taxes	116.2	6.7%	(0.4)	0.0%
Minority interests in earnings of consolidated entities	(7.1)	(0.4%)	(4.0)	(0.4%)
Equity in earnings of affiliates	11.7	0.7%	3.4	0.3%

Income (loss) from operations before income tax provision	120.8	7.0%	(1.0)	(0.1%)
Income tax provision	(47.6)	(2.8%)	(10.1)	(1.0%)

Income (loss) from operations	73.2	4.2%	(11.1)	(1.1%)
Extraordinary loss on retirement of debt, net of income tax benefit of $1.5 million	—	0.0%	(2.4)	(0.2%)

Net income (loss)	$73.2	4.2%	$(13.5)	(1.3%)

Income (loss) per common share:
Basic
Operations	$1.03		$(0.24)
Extraordinary loss on retirement of debt	—		(0.05)

Net	$1.03		$(0.29)

Diluted
Operations	$0.99		$(0.24)
Extraordinary loss on retirement of debt	—		(0.05)

Net	$0.99		$(0.29)

Shares used in earnings per share calculations	70,734,441		45,450,006
Shares used in diluted earnings per share calculations	74,263,545		45,450,006
EBITDA (2)	$275.8		$123.3
EBITDA margin (as % of revenues)	16.0%		12.2%

(1) Effective January 1, 2002, the Company has adopted Statement of Financial Accounting Standards 142, which eliminates goodwill amortization.
(2)    EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization, ESOP expense, gain on sale of assets, litigation settlement, and minority interests. EBITDA comprises:

Revenues	$1,728.1	100.0%	$1,009.0	100.0%
Less:
Salaries and benefits	717.1	41.5%	422.0	41.8%
Reimbursable expenses	31.8	1.8%	10.6	1.1%
Supplies	270.6	15.7%	158.0	15.7%
Other operating expenses	315.0	18.2%	193.1	19.1%
Provision for doubtful accounts	129.5	7.5%	105.4	10.4%
Equity in earnings of affiliates	(11.7)	(0.7%)	(3.4)	(0.3%)

EBITDA	$275.8	16.0%	$123.3	12.2%

Triad Hospitals, Inc.
Consolidated Balance Sheets
Unaudited
(Dollars in millions)

	June 30, 2002	December 31, 2001
Assets
Current assets
Cash and cash equivalents	$18.0	$16.3
Restricted cash	—	5.7
Accounts receivable less allowances for doubtful accounts of $180.8 at June 30, 2002 and $192.4 at December 31, 2001	475.7	446.6
Inventories	88.0	82.2
Income taxes	102.3	103.1
Prepaid expenses	32.0	23.2
Other	81.7	70.2

	797.7	747.3
Property and equipment, at cost:
Land	136.5	126.4
Buildings	1,265.4	1,173.4
Equipment	1,062.2	998.1
Construction in progress	148.8	175.8

	2,612.9	2,473.7
Accumulated depreciation	(728.4)	(656.7)

	1,884.5	1,817.0

Goodwill	1,225.2	1,215.2
Intangible assets, net of accumulated amortization	74.6	80.6
Investment in equity of affiliates	183.9	189.4
Other	106.1	115.8

Total assets	$4,272.0	$4,165.3

Liabilities and Equity
Current liabilities
Accounts payable	$125.1	$122.4
Accrued salaries	88.0	80.0
Current portion of long-term debt	55.5	30.9
Other current liabilities	124.0	133.0

	392.6	366.3
Long-term debt	1,656.6	1,742.9
Other liabilities	80.2	68.4
Deferred taxes	154.8	132.1
Minority interests in equity of consolidated entities	123.5	124.1

Stockholders’ equity
Common stock	0.7	0.7
Additional paid-in capital	1,860.3	1,810.2
Accumulated other comprehensive income	(1.0)	—
Unearned ESOP compensation and stockholder notes receivable	(22.4)	(32.9)
Retained earnings (deficit)	26.7	(46.5)

Total stockholders’ equity	1,864.3	1,731.5

Total liabilities and stockholders’ equity	$4,272.0	$4,165.3

Triad Hospitals, Inc.
Cash Flow Statement
For the Periods Ended June 30, 2002 and 2001
Unaudited
(Dollars in millions)

	For the three months ended		For the six months ended
	2002	2001	2002	2001
Cash flows from operating activities
Net income (loss)	$32.8	$(21.3)	$73.2	$(13.5)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for doubtful accounts	65.9	69.2	129.5	105.4
Depreciation and amortization	40.8	43.7	81.7	67.1
ESOP expense	2.9	2.1	5.3	4.4
Minority interests	3.8	2.3	7.1	4.0
Equity in earnings of affiliates	(5.6)	(3.0)	(11.7)	(3.4)
Gain on sale of assets	(0.3)	—	(1.9)	(0.4)
Deferred income taxes	21.6	2.7	47.6	10.1
Non-cash interest expense	1.9	1.8	3.7	2.2
Non-cash stock option compensation	0.1	5.5	0.2	5.8
Extraordinary item, net of tax	—	2.4	—	2.4
Increase (decrease) in cash from operating assets and liabilities
Accounts receivable	(69.3)	(41.5)	(158.5)	(72.2)
Inventories and other assets	(9.4)	4.9	(16.3)	3.9
Accounts payable and other current liabilities	(11.8)	(0.2)	(5.5)	2.3
Other	2.9	(6.0)	1.2	(3.9)

Net cash provided by operating activities	76.3	62.6	155.6	114.2
Cash flows from investing activities
Purchases of property and equipment	(75.0)	(44.6)	(148.0)	(67.6)
Investment in and advances to affiliates	5.8	3.7	17.2	6.2
Proceeds received on sale of assets	0.3	52.1	1.9	52.5
Acquisitions, net of cash acquired	—	(1,295.4)	—	(1,339.3)
Restricted cash	5.7	—	5.7	(5.7)
Other	(1.3)	5.3	(0.4)	3.2

Net cash used in investing activities	(64.5)	(1,278.9)	(123.6)	(1,350.7)
Cash flows from financing activities
Payments of long-term debt	(41.2)	(388.0)	(61.8)	(390.2)
Proceeds from long-term debt	—	1,648.0	—	1,680.0
Payment of debt issue costs	—	(47.4)	—	(47.4)
Proceeds from issuance of common stock	25.3	8.8	29.1	9.9
Proceeds from executive stock purchase plan loans	10.1	—	10.1	—
Distributions to minority partners	(4.3)	(1.8)	(7.7)	(3.2)

Net cash provided by (used in) financing activities	(10.1)	1,219.6	(30.3)	1,249.1

Change in cash and cash equivalents	1.7	3.3	1.7	12.6
Cash and cash equivalents at beginning of period	16.3	16.0	16.3	6.7

Cash and cash equivalents at end of period	$18.0	$19.3	$18.0	$19.3

Interest payments	55.9	25.4	66.4	32.5
Income tax payments	7.0	0.2	7.8	0.4